Exhibit 14
Code of Ethics for Senior Financial Officers of
Commercial National Financial Corporation and Commercial Bank & Trust of PA

This Code of Ethics for Senior Financial Officers (Code Ethics) applies to the principal executive officer and principal financial officer (Senior Financial Officers) of Commercial National Financial Corporation, and Commercial Bank & Trust of PA, its subsidiary bank, including any other subsidiary of the Corporation (collectively known as the Corporation). Currently, the principal financial officer also acts as the principal accounting officer.

Each Senior Financial Officer shall:

1 Engage in and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

2 Provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Corporation submits to the SEC and in other public communications made by the Corporation.

3 Comply with the laws of federal, state and local governments that are applicable to the Corporation, and the rules and regulations of private and public regulatory agencies that have jurisdiction over the Corporation.

4 Protect the confidentiality of non-public information about the Corporation and its subsidiaries and their customers and consumers, to prevent the unauthorized disclosure of such information unless authorized to disclose such information.

5 Promptly report any violation of this Code of Ethics to the Audit Committee. A Senior Financial Officer may choose to remain anonymous in reporting possible violations of this Code of Ethics with no course of action taken against the person reporting the violation.

The Corporation’s Senior Financial Officers are on notice that they will be held accountable for their adherence to this Code of Ethics and that their continued employment by the Corporation depends on their full compliance with the policies stated in this Code. Violations of this Code of Ethics may also constitute violations of law and may result in civil and criminal penalties for the officers and/or the Corporation.

Senior Financial Officers are prohibited from directly or indirectly taking any action to fraudulently influence, coerce, manipulate or mislead the Corporation’s independent public auditors for the purpose of rendering the financial statements of the Corporation misleading.

This Code of Ethics will be reviewed at least annually and revised, if necessary, to reflect changes in applicable law or regulation and to cover new ethical issues as they arise. The nature of any amendment to the Code of Ethics shall be disclosed to the Corporation’s shareholders by filing a Current Report on Form 8-K with the SEC or by providing such disclosure on the Company's Internet website.

A waiver to any provisions of this Code of Ethics shall be granted only by the Corporation’s Board of Directors. The nature of any such waiver shall be disclosed to the Corporation’s shareholders by filing a Current Report on Form 8-K with the SEC or by providing such disclosure on the Corporation’s Internet website.

Commercial National Financial Corporation
Commercial Bank & Trust of PA

Code of Ethics for Senior Financial Officers

I acknowledge that I have received and read the Commercial National Financial Corporation Code of Ethics for Senior Financial Officers, dated March 16, 2004, and understand my obligations as an employee to comply with the Code of Ethics.

Such Code states that I:

1 Engage in and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2 Provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Corporation submits to the SEC and in other public communications made by the Corporation;

3 Comply with the laws of federal, state and local governments that are applicable to the Corporation, and the rules and regulations of private and public regulatory agencies that have jurisdiction over the Corporation.

4 Protect the confidentiality of non-public information about the Corporation and its subsidiaries and their customers and consumers, to prevent the unauthorized disclosure of such information unless authorized to disclose such information.

5 Promptly report any violation of this Code of Ethics to the Audit Committee. A Senior Financial Officer may choose to remain anonymous in reporting possible violations of this Code of Ethics with no course of action taken against the person reporting the violation.

March 27, 2007	Gregg E. Hunter, Vice Chairman, President and CEO
Date	Signature

March 27, 2007	Thomas D. Watters, Chief Financial Officer
Date	Signature